UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 31, 2017
LEGG MASON, INC.
(Exact name of registrant as specified in its charter)
Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 International Drive, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:	(410) 539-0000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry Into a Material Agreement
On January 31, 2017, Legg Mason, Inc. (the “Company”) and Shanda Asset Management Investment Limited, a subsidiary of the Shanda Investment Group, Limited (“Shanda”), entered into a First Amendment to Investor Rights and Standstill Agreement (the “Amendment”) under which the Company and Shanda agreed to remove from the Investor Rights and Standstill Agreement (the “Agreement”) between the parties dated December 19, 2016 (which agreement was filed as Exhibit 10 to the Company's Current Report on Form 8-K for the event on December 19, 2016 and is incorporated herein by reference) the provision contained in Section 2.1(l) which had reduced Shanda’s rights under the Agreement to nominate directors, have a director appointed to the Nominating & Corporate Governance Committee and have a director appointed Vice Chairman of the Board in the event the Company becomes a party to a strategic transaction wherein the membership of the board of directors of a publicly listed successor entity is split between the directors of the Company and the directors of the other party to such transaction.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, pursuant to the Agreement (as amended by the Amendment filed herewith), the Company's Board of Directors elected Tianqiao Chen and Robert Chiu to serve as non-employee directors of the Company, and increased the size of the Board from 11 to 13, effective as of February 1, 2017. Each of Messrs. Chen and Chiu will be re-nominated by the Board at the 2017 Annual Meeting of Stockholders to serve as a director with a term expiring in 2018. Messrs. Chen and Chiu will be compensated for their services as directors in accordance with the Company's non-employee director compensation policies and the Non-Employee Director Equity Plan as described in the Company's 2016 Proxy Statement.

The Board also appointed Mr. Chen as Vice Chairman of the Board and as a member of the Company's Nominating & Corporate Governance Committee.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time invest client assets in companies in which Mr. Chen, a director of the Company, may be a director or in which Mr. Chen or his affiliates may be significant stockholders. As of January 30, 2017, the Company's subsidiaries had investments on behalf of clients in Lending Club Corporation and Community Health System, Inc. with market values of approximately $2,298,764 and $12,635,569, respectively. Mr. Chen, together with his affiliates, reported ownership in excess of 10% of the outstanding common stock each of these companies as of January 30, 2017. Mr. Chiu is an officer of certain of Mr. Chen’s affiliated entities that reported ownership of these companies.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
	Exhibit No.	Subject Matter
10.1 10.2
Investor Rights and Standstill Agreement dated December 19, 2016 between Legg Mason, Inc. and Shanda Asset Management Investment Limited (incorporated by reference to Legg Mason's Current Report on Form 8-K for the event on December 19, 2016)
First Amendment to Investor Rights and Standstill Agreement dated January 31, 2017 between Legg Mason, Inc. and Shanda Asset Management Investment Limited, filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LEGG MASON, INC. (Registrant)
Date: January 31, 2017	By:	/s/ Thomas C. Merchant

Thomas C. Merchant Executive Vice President and General Counsel

LEGG MASON, INC. EXHIBIT INDEX
Exhibit No.	Subject Matter
10.1 10.2
Investor Rights and Standstill Agreement dated December 19, 2016 between Legg Mason, Inc. and Shanda Asset Management Investment Limited (incorporated by reference to Legg Mason's Current Report on Form 8-K for the event on December 19, 2016)
First Amendment to Investor Rights and Standstill Agreement dated January 31, 2017 between Legg Mason, Inc. and Shanda Asset Management Investment Limited, filed herewith

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